Exhibit 10.117
RELEASE

This Release (this “Release”) is entered into by Barbara Baldwin, Jerry Hoover, and Brad Worthington (each an “Officer” of the Company (as defined herein) and collectively, the “Officers”), effective as of the 26th day of February, 2008 in connection with the Contemplated Transactions under the terms and provisions of that certain Stock Purchase Agreement dated August 22, 2007, as amended (the “Stock Purchase Agreement”), by and among NTS Communications, Inc., a Texas corporation (the “Company”), XFone, Inc., a Nevada corporation (the “Purchaser”), and the shareholders of the Company identified as the “Sellers” on the signature pages of the Stock Purchase Agreement.  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Stock Purchase Agreement.

WHEREAS, execution of this Release by each of the Officers is a condition precedent to the Closing of the Stock Purchase Agreement and as such is a material inducement to the Purchaser in order for it to enter into the Stock Purchase Agreement; and

WHEREAS, the Purchaser would not have closed the Stock Purchase Agreement (the “Closing”) without the execution of this Release by each and everyone of the undersigned Officers; and

WHEREAS, each Officer has agreed to execute this Release.

NOW, THEREFORE, as additional consideration for the Stock Purchase Agreement and the covenants, representations, agreements and undertakings contained herein and other good and valuable consideration, the receipt and sufficiency of all of which is hereby acknowledged and intending to be legally bound, the undersigned parties do hereby severally agree as follows:

1.            Recitals.  Each of the above referenced recitals is true and correct and incorporated into this Release by this reference.

2.            Release by Each Officer.  Each Officer hereby severally releases and forever discharges the Company, the Purchaser and each of their respective officers, directors, shareholders, employees and their successors and assigns (collectively, “Releasees”) of and from any and all claims, causes or rights of action, demands and damages of every kind and nature which such Officer may now have, whether known or unknown, anticipated or unanticipated and whether accrued or hereafter to accrue, against Releasees, caused by or arising out of or in any way related to the following:  (i) the business, affairs, actions or omissions of the Company and/or the officers or directors or any other employee or independent contractor of the Company through the date of Closing; and (ii) any amounts due from the Company to such Officer for serving as an officer, director or employee of the Company through the date of Closing including any bonuses due to such Officer arising from the consummation of the Contemplated Transactions under the Stock Purchase Agreement, other than base salary and benefits for the pay period ending immediately after the Effective Date and the reimbursement of reimbursable business expenses for the pay period ending immediately after the Effective Date.  Notwithstanding anything in this Release to the contrary, nothing contained in this Release will operate to release, relieve or otherwise limit the rights of such Officer to (a) file claims with andotherwise pursue recovery under the Company’s director’s and officer’s liability insurance or require indemnification and reimbursement from the Company for acts taken in their capacity as an Officer of the Company as specifically allowed under the articles of incorporation and bylaws of the Company, each as amended and/or restated and in force at the date of closing under the Stock Purchase Agreement or (b) any obligations of the Purchaser arising under the Stock Purchase Agreement, including, without limitation, Article VII and Section 8.2 of the Stock Purchase Agreement or (c) any obligations of the Company to such Officer arising under the Employment Agreement with such Officer executed as of the Closing Date or (d) file claims or seek reimbursement or recovery for reimbursable business expenses or under any Employee Benefit Plan in which such Officer participates.

3.            Compromise.  Each Officer agrees that this Release is a compromise of doubtful and disputed claims through the date of Closing, and that the consideration recited herein is not to be construed as an admission of any liability whatsoever by Releasees and that Releasees expressly deny any such liability.

4.            Scope of Release.  Each Officer agrees that the consideration for this release was delivered to secure full, complete, and final discharge of Releasees from any and all matters hereby released as set forth in Section 2 hereof, and each Officer agrees that such claims, demands, actions, or causes of action are wholly and forever satisfied and extinguished.

5.            Covenant Not to Sue.  Each Officer will forever refrain and desist from, either directly or indirectly, instituting, prosecuting, or asserting against Releasees, or any of them, any further claim, demand, action, cause of action or suit of any kind or nature on account of matters hereby released as set forth in Section 2 hereof.

6.            No Prior Assignment.  Each Officer specifically acknowledges, covenants, represents and warrants that there has been no assignment of any right or claim released hereby.

7.            Authority.  Each Officer represents and warrants that each is fully competent and authorized to execute this Release, and that upon execution this Release will be valid and binding upon each of them.  Each Officer represents and warrants that the undersigned constitute all of the officers of the Company.

8.            Acknowledgment.  Each Officer represents and warrants that the terms of this Release have been read, voluntarily accepted, understood by each such Officer or explained to each such Officer by its attorney(s), and agreed to and approved by its attorney(s).  Each Officer further represents and warrants that it has relied upon its own judgment, knowledge and belief as to the nature and extent of any damages which may have been suffered or sustained, or may be sustained in the future, with regard to the items released hereby under Section 2 hereof.

9.            Entire Agreement.  This Release constitutes the entire agreement between the parties with respect to the releases contemplated hereby. All previous or contemporaneous agreements, understandings, representations, warranties and statements, oral or written are hereby superceded. Any alterations or additions shall be effective only if reduced to writing, dated and signed by the party against whom the enforcement thereof is or may be sought.

10.            Waiver.  No waiver of a breach of any of the terms, covenants or conditions of this Release by any party shall be construed or held to be a waiver of any succeeding or preceding breach of the same or any other term, covenant or condition herein contained.  No waiver of any default by any party hereunder shall be implied from any omissions by either party to take any action on account of such default.  If such default persists or is repeated, and no express waiver shall affect a default other than as specified in such waiver.

11.            Severability.  If any term, provision, covenant or condition of this Release is held to be invalid, void or otherwise unenforceable to any extent by any court of competent jurisdiction, the remainder of this Release shall not be affected thereby, and each term, provision, covenant or condition of this Release shall be valid and enforceable to the fullest extent permitted by law.

12.            Successors.  Subject to the restriction on assignment provided herein, all terms of this Release shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

13.            Assignment.  No party hereto shall assign their respective rights, obligations or interest under this Release in any manner.

14.            Headings.  The captions and paragraph headings used in this Release are inserted for convenience of reference only and are not intended to define, limit or affect the interpretation or construction of any term or provision hereof.

15.            Counterparts.  This Release may be executed in multiple copies, each of which shall be deemed an original, but all of which shall constitute one agreement binding on all parties.

16.            Facsimile Signatures.  In order to expedite the Contemplated Transactions under the Stock Purchase Agreement, telecopied signatures may be used in place of original signatures on this Release.  All parties hereto intend to be bound by the signatures on the telecopied document, are aware that other parties will rely on the telecopied signatures, and hereby waive any and all defenses to the enforcement of the terms of this Release based on the form of signature.

17.            Governing Law.  This Release shall be governed, construed and enforced in accordance with the laws of the State of Texas.

18.            Effective Date.  The terms and provisions of this Release shall be effective upon Closing of the Stock Purchase Agreement.

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IN WITNESS WHEREOF, the Officer set forth below has executed this Release on this 26th day of February, 2008.

/s/ Barbara Baldwin
Barbara Baldwin,
President and CEO

IN WITNESS WHEREOF, the Officer set forth below has executed this Release on this 26th day of February, 2008.

/s/ Jerry Hoover
Jerry Hoover,
Executive Vice President
and Treasurer

IN WITNESS WHEREOF, the Officer set forth below has executed this Release on this 26th day of February, 2008.

/s/ Brad Worthington
Brad Worthington,
Executive Vice President
and Secretary